Exhibit 99.1

     Metromedia International Group, Inc. Announces Option to the Georgian
      Government for the Purchase of a 20% Ownership Interest in Georgian
                   Mobile Telephony Business Venture Magticom

     CHARLOTTE, N.C.--(BUSINESS WIRE)--May 5, 2004--Metromedia International Group, Inc. (the "Company" or "MIG") (currently traded as: OTCPK:MTRM - Common Stock and OTCPK:MTRMP - Preferred Stock), the owner of interests in various communications and media businesses in Russia and the Republic of Georgia, today announced the following concerning Magticom Ltd., the Company's business venture in the Republic of Georgia that operates a wireless communications network and markets mobile voice communication services nationwide to private and commercial users ("Magticom").
     The Company's wholly-owned subsidiary International Telcell Communications, Inc. ("ITC") has entered into a memorandum of understanding with the Georgian Government (the "MOU") providing for issuance by ITC of an assignable option (the "Option") to purchase a 20% ownership interest in Magticom after completion of a restructuring of Dr. George Jokhtaberidze's ownership interest in Magticom, which was previously announced on April 26, 2004 (the "Restructuring"). Pursuant to the Restructuring, Dr. Jokhtaberidze, who today directly owns 51% of Magticom, will convey that 51% ownership interest to ITC in exchange for a 49.9% ownership interest in ITC plus certain cash consideration. On completion of the Restructuring, ITC will directly own a 51% interest in Magticom and will retain its 70.41% ownership interest in, and remain the managing member of Telcell Wireless LLC ("Telcell"), which in turn will continue to own a 49% direct interest in Magticom and as a result, MIG's aggregate ownership interest in Magticom will be 42.8%.
     The Georgian Government is prohibited from directly exercising the Option, but may assign the Option to certain qualified European Union or American entities. Any entity that exercises the Option will be subject to certain transfer restrictions that encourage holding the acquired 20% Magticom ownership interest for a period of at least 3 years. The Option will have a limited exercise period of 12 months from the date of issuance.
     If the Option is exercised, ITC will retain a 31% direct ownership in Magticom and a 34.5% indirect ownership in Magticom through Telcell, and MIG's aggregate ownership interest in Magticom will be 32.8%. Furthermore, the Company would continue to have the largest effective ownership interest in Magticom, at 32.8%, and will continue to be able to exert operational control over Magticom as a result of its status as majority stockholder of ITC and managing member of Telcell.
     In making this announcement, Mark Hauf, Chairman and Chief Executive Officer, commented: "This MOU for issuance of an option to the Georgian Government is the final element of a somewhat complicated restructuring of Magticom negotiated over the past months among the Company, our partner Dr. George Jokhtaberidze, and the new post-revolutionary government of Georgia. In its essential terms, that restructuring will result in Dr. Jokhtaberidze becoming a minority shareholder in the MIG subsidiary that will own, directly and indirectly, a significant majority of Magticom and exercise operational control over that company. A 20% minority interest in Magticom may be purchased by an entity to be recruited by the new Georgian Government. In all, irrespective of whether the Option is exercised, MIG will become the holder of the largest economic interest in Magticom and will exercise operational control over that company. Dr. Jokhtaberidze will retain a significant economic interest in the company he worked so diligently to found."
     Mr. Hauf went on to say: "Our goal throughout these past few months has been to restore Magticom to a state where aggressive business development is achievable. Magticom had performed very well through year 2003 and retains the promise of substantial further profitable development in the future. Events following the recent revolution in Georgia had, however, drawn attention away from that development, as the new Georgian leadership aggressively examined past affairs at many Georgian businesses and state institutions, including Magticom. Magticom was subjected to intrusive investigations and its Georgian founding partner was jailed. Such events are, unfortunately, a not uncommon consequence of revolutionary upheaval in a state. The new Georgian government, however, accepted the offer to cooperatively negotiate a settlement to these matters; and the restructuring of Magticom we've now fully announced is the result of that negotiation. Having directly participated in the talks with Georgian leaders leading to this resolution, I am confident that further adverse government intervention in Magticom's affairs is unlikely; enabling Magticom to resume its normal and quite promising development as one of Georgia's largest companies."

     About Metromedia International Group

     Through its wholly owned subsidiaries, the Company owns communications and media businesses in Russia, Europe and the Republic of Georgia. These include mobile and fixed line telephony businesses, wireless and wired cable television networks and radio broadcast stations. The Company has focused its principal attentions on continued development of its core telephony businesses in Russia and the Republic of Georgia, while undertaking a program of gradual divestiture of its non-core media businesses. The Company's core telephony businesses include PeterStar, the leading competitive local exchange carrier in St. Petersburg, Russia, and Magticom, the leading mobile telephony operator in the Republic of Georgia. The Company's remaining non-core media businesses consist of eighteen radio businesses operating in Finland, Hungary, Bulgaria, Estonia, and the Czech Republic and one cable television network in Lithuania.

     This news release contains certain forward-looking statements that involve risks and uncertainties, including in particular those regarding the execution of the Option described herein, the repayment of Telcell's loan to Dr. Jokhtaberidze, final consummation of the transactions contemplated by the April 26, 2004 memorandum of understanding, the future business development and operating results of Magticom, the Company's compliance with its obligations under the indenture governing its 10 1/2 % Senior Discount Notes due 2007, and the Company's ability to meet its future operating and debt service obligations on a timely basis. Other factors that could cause or contribute to such risks and uncertainties include, but are not limited to, the Company's ability to cure the existing default under the Indenture related filing of an annual report on Form 10-K for the year ended December 31, 2003; its ability to achieve expected performance targets for its core telephony businesses; its ability to consummate divestitures of its remaining non-core businesses at satisfactory prices and continue to receive expected dividends from its core business operations; completion of its reorganization of internal support processes so as to meet its targeted level of overhead expenditures; and external factors including possibility of future political instability in Georgia, changes in general economic and business conditions, unanticipated effects of competition, changes in technology and methods of marketing, and various other factors beyond the Company's control. This also includes such factors as are described from time to time in the SEC reports filed by the Company, including its most recently filed Form 8-K reports (dated March 4, 2004, March 18, 2004, March 31, 2004, April 5, 2004 and April 26, 2004), quarterly reports on Form 10-Q/A for the quarterly periods ended March 31, 2003 and June 30, 2003, quarterly report on Form 10-Q for the quarterly period ended September 30, 2003 and the Company's Annual Report on Form 10-K/A for the year ended December 31, 2002. The Company is not under, and expressly disclaims, any obligation to update the information in this news release for any future events, including changes in its cash balances or other events affecting liquidity.

     Please visit our website at www.metromedia-group.com.

     CONTACT: Metromedia International Group, Inc.
              Ernie Pyle, 704-321-7380, Ext. # 103
              investorrelations@mmgroup.com